SHARE PURCHASE AGREEMENT

This agreement (“Agreement”) is made as of this 29th day of June, 2007, by and between TORBAY HOLDINGS, INC., a Delaware Corporation (“Issuer” or the “Company”) and THE BLACK DIAMOND FUND, LLLP, a Minnesota Limited Liability Limited Partnership (“Buyer”).

WITNESSETH:

WHEREAS, Issuer desire to sell and Buyer desires to purchase for the consideration hereinafter set forth certain shares of Preferred and Common stock of the Company (the “Shares”);

WHEREAS, simultaneous with the execution of the Agreement, Company has executed a Share Exchange Agreement with Alfred Settino and Carmine Castellano, whereby the Company is acquiring shares of Italian Communications Centers, a Swiss Corporation, whose operations the purchase price of this Agreement is intended to finance; and

WHEREAS, Issuer and Buyer desire to set forth in this Agreement all the terms, conditions and covenants upon which such purchase and sale are to be consummated;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained, Issuer and Buyer agree as follows:

  Representations and Warranties of Issuer. Issuer represents, warrant and agree for the benefit of Buyer as follows:

    Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in those jurisdictions in which the nature and location of its business and assets requires such qualification.

    Authorized and Outstanding Shares. The Company’s authorized capital stock consists of 250,000,000 Shares of common stock and 20,000,000 Shares of Preferred stock, of which 156,777,900 Shares of common stock and no shares of Preferred stock are issued and outstanding. All Shares to be issued hereunder by Issuer will be validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments obligating the Company to issue additional Shares.

    Authorization. The execution and delivery of this Agreement and the sale contemplated herein have been duly authorized by all necessary corporate action of the Issuer and the Directors of the Company.

    Power to Convey. Issuer has full power and authority, in accordance with its Articles of Incorporation and Bylaws, each as amended to date, to sell, assign, transfer and convey the Shares and consummate the transactions contemplated herein without the consent of any other person, entity or governmental authority.

    Restrictive Documents. To the best knowledge of Issuer, Issuer is not subject to any of the following which may prevent the consummation of the transactions contemplated by this Agreement: any charter, bylaw, mortgage, lien, lease, security or other agreement, instrument, law, rule, regulation, order, judgment or decree or any other restriction of any kind or character. The transfer of Shares hereunder does not contravene any agreement, contract or restriction or condition, express or implied, to which Issuer are a party which would have a material adverse effect on such transfer.

    Taxes. All real and personal, city, county and state property taxes assessed on the property of the Company have been fully paid or accrued. As of the date hereof, there are no liens against the Company or any of its assets for unpaid taxes except for taxes accrued but not due, and prior to the closing Issuer will not cause or permit any lien to arise against the Company or any of its assets as a result of any taxes assessed against or payable by the Company.

    Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Issuer directly with Buyer without the intervention of any other person. Issuer have not acted in any manner so as to give rise to any valid claim against either of the parties hereto for a finder’s fee, brokerage commission or other like payment.

    Material Agreements. Except as set forth on Schedule 1.8, to the best knowledge of Issuer, the Company is not a party to, and has no obligation, contingent or otherwise, relating to or affecting Company’s business under (i) any material contract not made in the ordinary course of business, (ii) any employee, distributor or dealer sales contract which is not terminable on no less than 60 days notice without liability, (iii) any contract, arrangement or understanding for the future purchase or use of any inventory, supplies or personal property of any kind or for quantities not used or usable in the ordinary course of business, (iv) any contract for the future sale of inventory or finished product which is not terminable at will without liability, or (v) any contract for the purchase of any capital items, whether real or personal property.

    Litigation. Except as set forth in Schedule 1.9, Company is not engaged in or a party to or, to the best knowledge of Issuer, threatened with any legal action, hearing or other proceeding before any court, administrative agency or arbitrator in respect of the Company’s business which would or will eventually impose any material lien or other encumbrance against all or any part of its assets; nor, to the best knowledge of Issuer, has Company been charged with or accused of, nor is Company under investigation with respect to, any material violation of any provision of federal, local, state, or other applicable law or administrative regulation with respect to its business which would have a material adverse effect on such business.

    Compliance with Law. To the best knowledge of Issuer, and except as set forth on Schedule 1.10, the Company’s business has been conducted, and is now being conducted, in compliance with all applicable material domestic and foreign laws, rules, regulations and court or administrative orders and processes (including, without limitation, any that relate to health and safety, environmental protection and pollution control, sale and distribution of products and services, anti-competitive practices, collective bargaining, equal opportunity and improper payments). To the best knowledge of Issuer, the Company possesses all domestic and foreign governmental licenses, permits, authorizations and approvals necessary, in all material respects, to carry on, as presently conducted, the operations of the Company’s business.

    Real Property. The Company has good, unencumbered and marketable title in fee simple to, or is a lessee under a valid and binding lease of Company’s real property and the improvements thereon; to the best knowledge of Issuer, the foregoing are subject only to liens, encumbrances, easements, rights-of-way, restrictions, exceptions, reservations, limitations, burdens and other imperfections which are of record or in respect of which Buyer has been informed or is otherwise aware.

    Personal Property. The Company owns, or will on the Closing Date own, the full right, title and interest, in and to all personal property, tangible or intangible, recorded on its books and located on the premises on which Company conducts its business and which are used in and are necessary to the conduct of such business or Company is the lessee under valid, binding leases of all such personal property, and none of such personal property is subject to contracts of sale or lease to third parties, or to encumbrances, liens, claims or charges of any kind or character except as set forth on Schedule 1.12.

    Notice. To the best knowledge of Issuer, with respect to any owned or leased real property of the Company, Company has received no notice of any violation of any applicable zoning ordinance, building code, use or occupancy restriction, or violation of any thereof, or any condemnation action or proceeding with respect thereto; and with respect to leased real property or personal property of the Company, to the best knowledge of Issuer, there exists no default by the Company, or, by any third party, that materially and adversely affects any such lease and all buildings, machinery and equipment are in such condition and repair as are consistent with and adequate for the uses in which they are presently employed.

    Financial Statements. The Company has provided to the Buyer the Financial Statements attached as Schedule 1.14 to this Agreement (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of Company as of the respective dates.

    Schedules. The schedules to this Agreement shall be construed with and shall be an integral part of this Agreement. Those schedules which have not been delivered to Buyer prior to or at the time of the execution of this Agreement shall be so delivered not later than the Closing Date. No warranty, representation or covenant to which a schedule pertains shall be construed or shall be effective until the delivery of such schedule.

    Survival of Representations. All representations, warranties, covenants and obligations in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing indefinitely, subject to applicable statutes of limitation, unless Buyer had knowledge of any misrepresentations or breach of warranty, covenant or obligation at the time of the Closing.

  Representation and Warranties of Buyer. Buyer represents, warrants and agrees for the benefit of Issuer as follows:

    Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Issuer and without the intervention of any other person. Buyer has not acted in any manner as to give rise to any valid claims against either of the parties hereto for a finder’s fee, brokerage commission or any other like payment.

    Investment Representations. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended, and are being sold in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering. Buyer represents that (i) the Shares are being acquired for investment and without any present view toward distribution thereof to any other persons, (ii) Buyer will not sell or otherwise dispose of such Shares except in compliance with the registration requirements or exemptions provisions under the Securities Act of 1933, as amended, and the rules and regulations thereunder and (iii) Buyer is knowledgeable and experienced in financial business matters including businesses similar to Company’s. Buyer has no current intention of selling, transferring or otherwise disposing of the Shares to any other person or entity.

  Purchase of Shares.

    Purchase and Sale of Shares. Issuer shall transfer and convey to Buyer and Buyer shall purchase from Issuer subject to the terms and conditions hereinafter set forth, 15,000,000 super-voting preferred shares (the “Preferred Stock”), with each share of Preferred Stock holding thirty times the voting rights of a single share of common stock, such that if a share of common stock has one vote, a share of Preferred Stock has 30 votes. Additionally, Issuer shall transfer and convey to Buyer and Buyer shall purchase from Issuer subject to the terms and conditions hereinafter set forth, 35,000,000 shares of Company common Stock (the “Common Stock”, and collectively with the Preferred Stock, “the Shares”).

    Purchase Price. As consideration for the sale of the Shares by Issuer to Buyer and the performance by Issuer of all of the terms and conditions of this Agreement, Buyer shall pay to Issuer the total sum of up to One Million Seven-Hundred Seventy-Eight Thousand Dollars ($1,778,000) payable in cash or by cashier’s or certified check or by wire transfer as set forth in Section 3.3 below.

    Tranches. The Purchase Price shall be paid in three tranches. The first two tranches of $143,000.00 and $25,000, respectively, have already been transmitted. The third tranche of $1,600,000 is to be remitted by Buyer to Company on or before July 15, 2007.

    Put Option.

      At Buyer’s election, the Company must repurchase Buyer’s shares at the following amount on the following dates:

        On the first day of the month of each of August, September, and October of 2008, Buyer can elect to have the company repurchase up to $30,000 worth of stock per month, with the value calculation based on the then market price of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of November and December of 2008, and January of 2009, Buyer can elect to have the company repurchase up to $50,000 worth of stock per month, with the value calculation based on the then market price of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of February, March, and April of 2009, Buyer can elect to have the company repurchase up to $75,000 worth of stock per month, with the value calculation based on the then market price of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of May, June, and July of 2009, Buyer can elect to have the company repurchase up to $100,000 worth of stock per month, with the value calculation based on the then market price of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of August, September and October of 2009, Buyer can elect to have the company repurchase up to $150,000 worth of stock, with the value calculation based on the then market price of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of November of 2009 and each month thereafter until December of 2011 or until Buyer holds no more preferred shares, whichever is sooner, Buyer can elect to have the company repurchase up to $200,000 worth of stock, with the value calculation based on the then market price of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

      Damages. If the Company fails to remit any amount of money requested by the Buyer in accordance with Section 3.4.1 within 15 days of the request, the buyer shall be entitled to additional common shares for each day the payment is late. The number of common shares for each late day shall be valued at 1/10th of the total amount in arrears per day, with the value calculation based on the then market price, but in no case at a price less than $0.01 per share.

      Payment Acceleration. At the election of the Company, upon approval by the Buyer, the Company may accelerate the dates of repurchase set forth above without penalty.

  Closing Date, Subject to the provisions of Sections 5 and 6, the Closing Date shall be June 29, 2007, at the offices the Buyer, said date herein referred to as the “Closing Date.”

  Miscellaneous.

    Definition of Phrases. As used in this Agreement, phrases such as “to the knowledge of,” “to the best knowledge of,” “to the best of the knowledge of,” “insofar as ... is aware” and so forth refer to the knowledge of Issuer and Buyer.

    Expenses. Each party to this Agreement shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

    Amendment. This Agreement shall not be amended or modified except by a writing duly executed by Issuer and Buyer.

    Entire Agreement. This Agreement, including the Schedules and the other instruments, agreements and documents delivered pursuant to this Agreement, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

    Schedules. The Schedules to this Agreement shall be construed with and as an integral part of this Agreement.

    Headings. The headings contained in this Agreement are intended solely for the convenience and shall not affect the rights of the parties to this Agreement.

    Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or via electronic mail (e-mail) addressed as follows:

If to Issuer: If to Buyer:

Torbay Holding Company, Inc. The Black Diamond Fund, LLLP

Attn: Rich Lauer Attn: Brandon Goulding

4900 E. Chapman Ave., Unit 28 155 Revere Dr., Suite 10

Orange, CA 92869 Northbrook, IL 60062

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this paragraph.

    Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

    Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

    Binding Effect - Assignment. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which it may withhold in its absolute discretion.

    No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

    Counterparts. This Agreement may be signed in any number of counterpart with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

    Public Announcement. Any public announcement of this Agreement or the transactions contemplated herein shall only be by joint announcement approved by Shareholder and Buyer and released at a mutually agreed upon date.

    Governing Laws. This Agreement and any disputes thereto will be governed by and construed under the laws of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would require the application of any other law. All parties hereby affirmatively submit to, and agree not to challenge, personal jurisdiction in any court sitting in Cook County, Illinois.

    Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    Cooperation. Buyer and Issuer will cooperate with each other and cause its employees to cooperate with the other, including the giving of testimony, in connection with any litigation or similar matter arising out of the operation of the Company’s business or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto the day and year first above written.

Buyer: Issuer:

_/s/ Brandon Goulding_______________ _/s/ Richard K. Lauer______________

Brandon Goulding, Investment Advisor Rich Lauer, President

The Black Diamond Fund, LLLP Torbay Holdings, Inc.

FIRST AMENDMENT TO

SHARE PURCHASE AGREEMENT

This First Amendment (“Amendment”) is made as of this 23th day of July, 2007, by and between TORBAY HOLDINGS, INC., a Delaware Corporation (“Issuer” or the “Company”) and THE BLACK DIAMOND FUND, LLLP, a Minnesota Limited Liability Limited Partnership (“Buyer”).

WITNESSETH:

WHEREAS, Issuer and Buyer entered into a Share Purchase Agreement (“Agreement”) dated June 29, 2007 in which Issuer sold preferred stock and common stock to Buyer; and

WHEREAS, Issuer and Buyer seek to clarify certain representations and terms of that Agreement following the signing of the Agreement;

NOW, THEREFORE, Issuer and Buyer hereby amend the Agreement as shown below:

1) Paragraphs 1 through 1.16 are hereby amended and replaced in their entirety with:

  Representations and Warranties of Issuer. Issuer represents, warrant and agree for the benefit of Buyer as follows:

    Good Standing. To the best of Issuer Knowledge, the Company is a corporation that it is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in those jurisdictions in which the nature and location of its business and assets requires such qualification. Issuer will request such a Good Standing Certificate following the signing of this Agreement.

    Authorized and Outstanding Shares. The Company’s authorized capital stock consists of 250,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 156,277,900 shares of common stock are issued and outstanding and no shares of preferred stock are outstanding. All shares to be issued hereunder by Issuer will be validly issued, fully paid and non-assessable. Except for 7,500,000 warrants outstanding as described in the Company’s December 31, 2006 SEC Form 10KSB public filing, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments obligating the Company to issue additional Shares.

    Authorization. The execution and delivery of this Agreement and the sale contemplated herein will be duly authorized by all necessary corporate action of the Issuer and the Directors of the Company.

    Power to Convey. Except for the receipt of the Certificate of Designation for the Series B preferred stock to be filed by Issuer with the Delaware Secretary of State and the verification of good standing which Issuer will request from the Delaware Secretary of State, neither of which documents Issuer believes will not be unreasonably withheld by the Delaware Secretary of State, Issuer has full power and authority, in accordance with its Articles of Incorporation and Bylaws, each as amended to date, to sell, assign, transfer and convey the Shares and consummate the transactions contemplated herein without the consent of any other person, entity or governmental authority.

    Restrictive Documents. To the best knowledge of Issuer, Issuer is not subject to any of the following which may prevent the consummation of the transactions contemplated by this Agreement: any charter, bylaw, mortgage, lien, lease, security or other agreement, instrument, law, rule, regulation, order, judgment or decree or any other restriction of any kind or character. The transfer of Shares hereunder does not contravene any agreement, contract or restriction or condition, express or implied, to which Issuer are a party which would have a material adverse effect on such transfer.

    Taxes. To the best knowledge of Issuer, all real and personal, city, county and state property taxes assessed on the property of the Company have been fully paid or accrued. As of the date hereof, to the best knowledge of Issuer, there are no liens against the Company or any of its assets for unpaid taxes except for taxes accrued but not due, and prior to the closing Issuer will not cause or permit any lien to arise against the Company or any of its assets as a result of any taxes assessed against or payable by the Company.

    Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Issuer directly with Buyer without the intervention of any other person. Issuer have not acted in any manner so as to give rise to any valid claim against either of the parties hereto for a finder’s fee, brokerage commission or other like payment.

    Material Agreements. Except for the Company’s office lease more fully described in the Company’s December 31, 2006 SEC Form 10KSB public filing, to the best knowledge of Issuer, the Company is not a party to, and has no obligation, contingent or otherwise, relating to or affecting Company’s business under (i) any material contract not made in the ordinary course of business, (ii) any employee, distributor or dealer sales contract which is not terminable on no less than 60 days notice without liability, (iii) any contract, arrangement or understanding for the future purchase or use of any inventory, supplies or personal property of any kind or for quantities not used or usable in the ordinary course of business, (iv) any contract for the future sale of inventory or finished product which is not terminable at will without liability, or (v) any contract for the purchase of any capital items, whether real or personal property.

    Litigation. To the best knowledge of Issuer, Company is not engaged in or a party to or, threatened with any legal action, hearing or other proceeding before any court, administrative agency or arbitrator in respect of the Company’s business which would or will eventually impose any material lien or other encumbrance against all or any part of its assets; nor, to the best knowledge of Issuer, has Company been charged with or accused of, nor is Company under investigation with respect to, any material violation of any provision of federal, local, state, or other applicable law or administrative regulation with respect to its business which would have a material adverse effect on such business.

    Compliance with Law. To the best knowledge of Issuer, the Company’s business has been conducted, and is now being conducted, in compliance with all applicable material domestic and foreign laws, rules, regulations and court or administrative orders and processes (including, without limitation, any that relate to health and safety, environmental protection and pollution control, sale and distribution of products and services, anti-competitive practices, collective bargaining, equal opportunity and improper payments). To the best knowledge of Issuer, the Company possesses all domestic and foreign governmental licenses, permits, authorizations and approvals necessary, in all material respects, to carry on, as presently conducted, the operations of the Company’s business.

    Real Property. The Company owns no real property.

    Personal Property. The Company owns, or will on the Closing Date own, the full right, title and interest, in and to all personal property, tangible or intangible, recorded on its books on which Company conducts its business and which are used in and are necessary to the conduct of such business or Company is the lessee under valid, binding leases of all such personal property, and none of such personal property is subject to contracts of sale or lease to third parties, or to encumbrances, liens, claims or charges of any kind or character. .

    Notice. To the best knowledge of Issuer, with respect to any owned or leased real property of the Company, Company has received no notice of any violation of any applicable zoning ordinance, building code, use or occupancy restriction, or violation of any thereof, or any condemnation action or proceeding with respect thereto; and with respect to leased real property or personal property of the Company, to the best knowledge of Issuer, there exists no default by the Company, or, by any third party, that materially and adversely affects any such lease and all buildings, machinery and equipment are in such condition and repair as are consistent with and adequate for the uses in which they are presently employed.

    Financial Statements. The Company has provided to the Buyer the Financial Statements from the Company’s December 31, 2006 SEC Form 10KSB public filing and from the Company’s SEC Form March 31, 2007 10QSB public filing. .

1.15. Schedules. The schedules to this Agreement shall be construed with and shall be an integral part of this Agreement. Those schedules which have not been delivered to Buyer prior to or at the time of the execution of this Agreement shall be so delivered not later than the Closing Date. No warranty, representation or covenant to which a schedule pertains shall be construed or shall be effective until the delivery of such schedule.

      Survival of Representations. All representations, warranties, covenants and obligations in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing indefinitely, subject to applicable statutes of limitation, unless Buyer had knowledge of any misrepresentations or breach of warranty, covenant or obligation at the time of the Closing.

2) Paragraph 3 through 3.4.3 are hereby amended and replaced in their entirety with:

3. Purchase of Shares.

3.1 Purchase and Sale of Shares.

3.1.1 Issuer shall transfer and convey to Buyer and Buyer shall purchase from Issuer subject to the terms and conditions hereinafter set forth, 7,500,000 super-voting preferred shares (the “Series B Preferred Stock”), with each share of Series B Preferred Stock holding sixty times the voting rights of a single share of common stock, such that if a share of common stock has one vote, a share of Series B Preferred Stock has 60 votes. Such transfer and conveyance is contingent upon the Delaware Secretary of State’s approval of the Certificate of Designation of 10,000,000 shares of the Company’s preferred stock as Series B preferred stock with the preferences noted above.

3.1.2 Issuer shall transfer and convey to Buyer and Buyer shall purchase from Issuer subject to the terms and conditions hereinafter set forth, 35,000,000 shares of Company common Stock (the “Common Stock”).

3.2 Purchase Price. As consideration for the sale of the Shares by Issuer to Buyer and the performance by Issuer of all of the terms and conditions of this Agreement, Buyer shall pay to Issuer the total sum of up to One Million Seven Hundred Seventy Eight Thousand Dollars ($1,778,000) payable in cash or by cashier’s or certified check or by wire transfer.. Of this total, $540,400 is for the purchase of the preferred shares in paragraph 3.1.1. above and $1,237,600 is for the purchase of the common shares in paragraph 3.1.2 above.

    Tranches. The Purchase Price shall be paid in four tranches. The first three tranches of $148,000, $25,000 and $25,000, respectively, have already been transmitted. The fourth tranche of $1,580,000 is to be remitted by Buyer to Company on or before July 31, 2007.

3.4 Put Option.

      At Buyer’s election, the Company must repurchase Buyer’s Series B preferred shares at the following amount on the following dates:

        On the first day of the month of each of August, September, and October of 2008, Buyer can elect to have the company repurchase up to $30,000 worth of Series B preferred stock per month, with the value calculation based on the closing market price on the last business day of the prior month of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of November and December of 2008, and January of 2009, Buyer can elect to have the company repurchase up to $50,000 worth of Series B preferred stock per month, with the value calculation based on the closing market price on the last business day of the prior month of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of February, March, and April of 2009, Buyer can elect to have the company repurchase up to $75,000 worth of Series B preferred stock per month, with the value calculation based on the closing market price on the last business day of the prior month of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of May, June, and July of 2009, Buyer can elect to have the company repurchase up to $100,000 worth of Series B preferred stock per month, with the value calculation based on the closing market price on the last business day of the prior month of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of August, September and October of 2009, Buyer can elect to have the company repurchase up to $150,000 worth of Series B preferred stock per month, with the value calculation based on the closing market price on the last business day of the prior month of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

        On the first day of the month of each of November of 2009 and each month thereafter until December of 2011 or until Buyer holds no more preferred shares, whichever is sooner, Buyer can elect to have the company repurchase up to $200,000 worth of Series B preferred stock per month, with the value calculation based on the closing market price on the last business day of the prior month of the same number of common shares as holds the equivalent voting power as the shares of preferred stock being repurchased, but in no case at a price less than $0.01 per share.

      Damages. If the Company fails to remit any amount of money requested by the Buyer in accordance with Section 3.4.1 within 15 days of the request, the buyer shall be entitled to additional common shares for each day the payment is late. The number of common shares for each late day shall be valued at 1/10th of the total amount in arrears per day, with the value calculation based on the then market price, but in no case at a price less than $0.01 per share.

      Payment Acceleration. At the election of the Company, upon approval by the Buyer, the Company may accelerate the dates of repurchase set forth above without penalty.

3) Paragraph 5.7 Notices is hereby amended and replaced as follows:

      Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or via electronic mail (e-mail) addressed as follows:

If to Issuer: If to Buyer:

Torbay Holdings, Inc. The Black Diamond Fund, LLLP

Attn: Rich Lauer Attn: Brandon Goulding

2967 Michelson Dr Ste G444 155 Revere Dr., Suite 10

Irvine, CA 92612 Northbrook, IL 60062

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this paragraph.

4) Paragraph 5.13 Public Announcement is deleted without replacement.

This Amendment is effective as of the date of the original signing of the Agreement: on June 29, 2007.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto the day and year first above written.

Buyer: Issuer:

_/s/ Brandon Goulding_______________ _/s/ Richard K. Lauer______________

Brandon Goulding, Investment Advisor Rich Lauer, President

The Black Diamond Fund, LLLP Torbay Holdings, Inc.

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